Exhibit 99.1

November 9, 2009

For Immediate Release

Sport Supply Group to Participate at the Southwest IDEAS Investor Conference

Dallas, TX. Sport Supply Group, Inc. (NASDAQ – RBI) announced today that Company management will present a corporate overview at the Southwest IDEAS Investor Conference to be held at the Hilton Anatole in Dallas, Texas on November 11 and 12, 2009. The Company's presentation is scheduled to begin on Wednesday, November 11, 2009, at 11:30 A.M. CST.

A live webcast of the presentation will be available via the internet by visiting the Southwest IDEAS website at www.wsw.com/webcast/threepa/sports. The archived presentation will be available on the web site for 30 days.

About Sport Supply Group

Sport Supply Group, Inc. is the nation’s leading marketer, manufacturer and distributor of sporting goods and branded team uniforms to the institutional and team sports market. The Company markets via 3 million direct catalogs, a 40 man telesales team, more than 200 direct sales professionals, 60 Platinum Re-distribution partners and a family of company-controlled websites.

Contact:
Sport Supply Group, Inc.
Adam Blumenfeld, 972-243-0879